SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                       ----------------------
                             FORM 8-K/A
                       ----------------------
                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  June 5, 1998

                       -----------------------


               INDUSTRIAL DISTRIBUTION GROUP, INC.
      ------------------------------------------------------
      (Exact name of Registrant as Specified in its Charter)


         Delaware                   001-13195            58-2299339
------------------------------------------------------------------------
(State or other Jurisdiction of   (Commission File    (IRS Employer
Incorporation or Organization)        Number)        Identification No.)


                   2500 Royal Place
                   Tucker, Georgia                       30084
        ---------------------------------------------------------
        (Address of principal executive offices)       (Zip code)


  Registrant's telephone number, including area code: (770) 243-9000


                            Not applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 5, 1998, Industrial Distribution Group, Inc. (the
"Company") completed the acquisition of L D Supply, Inc. ("L D
Supply") through the merger of L D Supply with a wholly-owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger and Reorganization dated June 5, 1998 between the Company, its merger subsidiary, L D Supply and all of the shareholders of L D Supply. The consideration paid by the Company consisted of 270,583 shares of its Common Stock, $5,000,032 in cash and the assumption of certain liabilities. L D Supply is a distributor of cutting tools based in Wichita, Kansas and the Company presently intends to operate L D Supply substantially as it had been operated prior to its acquisition. The number of shares issued in this transaction was determined by a formula price based on the various closing prices of the Company's Common Stock on the New York
Stock Exchange during the period from April 21, 1998 (the date the Company and L D Supply entered into a letter of intent) to June 2, 1998 (three business days prior to the closing of the transaction). The Company accounted for the acquisition of L D Supply as a purchase.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired



     The following financial statements of L D Supply are filed with this Form 8-K/A:

         Description                                                               Page
         -----------                                                               ----
     1.  Report of Independent Public Accountants                                   F-1

     2.  Balance sheet as of April 30, 1998                                         F-2

     3.  Statement of operations for the year ended April 30, 1998                  F-3

     4.  Statement of shareholders' equity for the year ended April 30,
         1998                                                                       F-4

     5.  Statement of cash flows for the year ended April 30, 1998                  F-5

     6.  Notes to financial statements                                              F-6

     (b) Pro Forma Financial Information

     The following pro forma financial statements of the Company are filed with this Form 8-K/A.

         Description                                                               Page
         -----------                                                               ----

     1.  Introduction to unaudited proforma condensed combined financial
         information                                                                F-11

     2.  Pro forma condensed combined balance sheet as of March 31, 1998            F-12
         (unaudited)

     3.  Pro forma condensed combined statement of operations for the
         three months ended March 31, 1998 (unaudited)                              F-14

     4.  Pro forma condensed combined statement of operations for the
         year ended December 31, 1997 (unaudited)                                   F-15

     5.  Notes to unaudited pro forma condensed combined financial statements       F-16

Exhibits

     (c)  The following exhibits are filed with this report:

     2.1   Agreement and Plan of Merger and Reorganization
     23.1  Consent of Arthur Andersen LLP

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Stockholders of
LD Supply, Inc.:


We have audited the accompanying balance sheet of LD SUPPLY, INC. (a Kansas corporation) as of April 30, 1998 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LD Supply, Inc. as of April 30, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



 /s/ ARTHUR ANDERSEN LLP




Atlanta, Georgia
July 24, 1998

                                   LD SUPPLY, INC.


                                    BALANCE SHEET

                                   APRIL 30, 1998


                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                         $   544,348
  Accounts receivable, net                                                            1,428,585
  Inventories                                                                         1,508,336
  Prepaid and other current assets                                                      456,579
                                                                                    -----------
       Total current assets                                                           3,937,848

PROPERTY AND EQUIPMENT, net                                                              78,956
                                                                                    -----------
       Total assets                                                                 $ 4,016,804
                                                                                    ===========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of credit                                                                    $   200,000
  Accounts payable                                                                      496,320
  Accrued expenses                                                                      137,004
  Accrued taxes payable                                                                 577,651
                                                                                    -----------
       Total current liabilities                                                      1,410,975
                                                                                    -----------
COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value per share; 5,000 shares authorized,
    32 shares issued and outstanding                                                      3,200
  Additional paid-in capital                                                            138,968
  Retained earnings                                                                   2,463,661
                                                                                    -----------
       Total stockholders' equity                                                     2,605,829
                                                                                    -----------
       Total liabilities and stockholders' equity                                   $ 4,016,804
                                                                                    ===========

            The accompanying notes are an integral part of this balance sheet.

                                   LD SUPPLY, INC.


                               STATEMENT OF OPERATIONS

                          FOR THE YEAR ENDED APRIL 30, 1998


NET SALES                                                            $16,960,660

COST OF SALES                                                         13,216,619
                                                                     -----------
         Gross profit                                                  3,744,041

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                          2,506,670
                                                                     -----------
         Income from operations                                        1,237,371

INTEREST EXPENSE                                                          17,502

INTEREST INCOME                                                            9,731

OTHER INCOME, net                                                         10,304
                                                                     -----------
NET INCOME                                                           $ 1,239,904
                                                                     ===========

            The accompanying notes are an integral part of this statement.

                                   LD SUPPLY, INC.


                            STATEMENT OF STOCKHOLDERS' EQUITY

                            FOR THE YEAR ENDED APRIL 30, 1998

                                                             Additional                             Total
                                               Common         Paid-In         Retained         Stockholders'
                                               Stock          Capital         Earnings            Equity
                                               ------        ----------       ---------        -------------
BALANCE, April 30, 1997                        $3,200         $138,968        $1,817,625         $1,959,793

   Distributions to stockholders                    0                0          (593,868)          (593,868)
   Net income                                       0                0         1,239,904          1,239,904
                                               ------         --------        ----------         ----------
BALANCE, April 30, 1998                        $3,200         $138,968        $2,463,661         $2,605,829
                                               ======         ========        ==========         ==========

            The accompanying notes are an integral of this statement.


                                   LD SUPPLY, INC.


                               STATEMENT OF CASH FLOWS

                           FOR THE YEAR ENDED APRIL 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                              $1,239,904
                                                                                          ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                                           60,775
       Gain on sale of property and equipment                                                 (9,000)
       Changes in operating assets and liabilities:
         Accounts receivable, net                                                           (248,827)
         Inventories, net                                                                   (225,913)
         Prepaid and other current assets                                                     (2,000)
         Accounts payable                                                                    (83,132)
         Accrued expenses                                                                   (115,875)
         Accrued taxes payable                                                                 3,306
                                                                                          ----------
           Total adjustments                                                                (620,666)
                                                                                          ----------
           Net cash provided by operating activities                                         619,238
                                                                                          ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment, net                                                   (30,773)
  Proceeds from sale of property and equipment                                                 9,000
  Sale of short-term investments                                                              32,949
  Changes in short-term investments                                                           11,985
  Cash surrender value of life insurance policies                                            (41,341)
                                                                                          ----------
           Net cash used in investing activities                                             (18,180)
                                                                                          ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to stockholders                                                             (593,868)
                                                                                          ----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                        7,190

CASH AND CASH EQUIVALENTS, beginning of year                                                 537,158
                                                                                          ----------
CASH AND CASH EQUIVALENTS, end of year                                                    $  544,348
                                                                                          ==========
SUPPLEMENTAL DISCLOSURE:
  Interest paid                                                                           $   16,665
                                                                                          ==========

            The accompanying notes are an integral part of this statement.

                             LD SUPPLY, INC.

                      NOTES TO FINANCIAL STATEMENTS

                              APRIL 30, 1998



1. BASIS OF PRESENTATION

   Organization and Business

   LD Supply, Inc. (the "Company"), a Kansas corporation, was formed on April 11, 1956 and is a distributor that provides procurement solutions, products, and services to industrial users which have maintenance, repair, operating, and production supply requirements. The Company conducts business primarily in Kansas, with customers ranging from small machine shops to major aircraft companies.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash Equivalents

   The Company considers all short-term investments with original maturities of three months or less to be cash equivalents.

   Accounts Receivable

   An allowance for uncollectible accounts has been established based on the Company's collection experience and an assessment of the collectibility of specific accounts. The allowance amounted to $11,147 as of April 30, 1998, and the provision for bad debts was $7,000 for the year then ended.

   Inventories

   Inventories consist primarily of merchandise purchased for resale and are stated at the lower of cost or market value. Cost is determined using the first-in-first-out method, and market is considered to be net realizable value.

   Property and Equipment

   Property and equipment are recorded at cost, less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized as other income or expense in the statement of operations.

   Depreciation is computed using the straight-line method over the following estimated useful lives:

                  Office equipment            Three to five years
                  Automobiles                 Three years

   Income Taxes

   Effective May 1, 1997, the Company elected and was approved by the Internal Revenue Service to change its tax status from a C corporation to an S corporation. As an S corporation, the Company is not a taxable entity, and separately stated items of income, loss, deduction, and credit are passed through to and taken into account by the individual stockholder in computing federal and state individual income tax liabilities. The Company makes cash distributions to its owners for estimated tax payments.

   Revenue Recognition

   Revenue is recognized on sales of products at the time of shipment, offset by discounts given to customers.

   Cost of Sales

   Cost of sales consists of the cost of materials purchased, offset by discounts received from suppliers.

   Financial Instruments and Concentration of Credit Risk

   The Company's carrying value of financial instruments (cash, trade receivables, accounts payable, accrued liabilities, and debt) approximates fair value due to the short maturity of those instruments. For the year ended April 30, 1998, the Company had one customer which represented approximately 29% of the Company's operating revenues and approximately 18% of the Company's accounts receivable. The Company renewed an existing contract with this customer on May 28, 1998, expiring May 31, 2001, in which the customer guarantees to purchase certain inventory items as stated in the contract. As part of this agreement, the Company is obligated to maintain certain levels of inventory for purchase by the customer.

3. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at April 30, 1998:

           Office equipment                          $219,470
           Automobiles                                 78,189
                                                     --------
                                                      297,659
           Less accumulated depreciation             (218,703)
                                                     --------
           Property and equipment, net               $ 78,956
                                                     ========

   Depreciation expense totaled $60,775 for the year ended April 30, 1998.


4.  DEBT

   The Company has a $500,000 revolving line of credit with a bank maturing March 11, 1999 and bearing interest at prime plus .25%. The interest rate was 8.5% at April 30, 1998 and averaged 8.5% during the year then ended. The borrowings under the line of credit were $200,000 at April 30, 1998.

   Among other restrictive covenants, the revolving line of credit requires the Company to maintain a minimum current ratio and a minimum tangible net worth. Additionally, the Company cannot exceed certain capital expenditure limitations. At April 30, 1998, the Company was in compliance with these covenants.


5. COMMITMENTS AND CONTINGENCIES

   Operating Leases

   The Company leases the main warehouse and office facility in which it conducts business as well as certain office equipment under operating leases.

   The minimum future rental payments under all leases as of April 30, 1998 are as follows:

                       1999                 $  35,212
                       2000                    34,482
                       2001                    33,960
                       2002                    33,960
                       2003                    33,960
                       Thereafter             166,970
                                            ---------
                                            $ 338,544
                                            =========

   During the year ended April 30, 1998, rental expense under operating leases totaled $31,362.

6. LITIGATION

   In August 1997, the Internal Revenue Service concluded its examination of the Company's income tax returns for the fiscal years ended April 30, 1994, 1995, and 1996 by issuing an examination report proposing additional income taxes and the imposition of accumulated earnings taxes plus interest totaling $60,692, $70,717, and $74,447, respectively. The Company intends to vigorously defend against the proposed additions to income tax and the imposition of accumulated earnings tax by administrative appeal and/or litigation in the United States Tax Court or the United States District Court, with such actions to be commenced soon hereafter.

   In June 1995, a former employee of the Company filed a claim against the Company for discrimination under the Kansas Act Against Discrimination and/or the Americans With Disabilities Act. The employee claims that the Company wrongfully terminated him because he was disabled and could not perform job duties under his job description. The Company has denied any liability and plans to vigorously defend itself in this matter.

   Management believes that the ultimate resolution of these matters will not materially affect the Company's results of operations or financial position.


7. BENEFIT PLAN

   Beginning January 1, 1998, the Company established a 401(k) plan (the "Plan") for the Company's employees under which participants may contribute up to 10% of their compensation. Employees over age 21 with more than one year of service are eligible for participation in the Plan. During 1998, the Company matched 50% of the first 6% of participants' contributions. The Company's contributions totaled $5,442 during 1998.


8. POSTEMPLOYMENT HEALTH BENEFITS

   In March 1998, the board of directors approved a plan which guarantees health insurance to certain officers until age 65, regardless of employment status. As all covered officers are currently employed by the Company, no provision has been made for such postemployment benefits at April 30, 1998. Should the employment of the covered officers be terminated, the liability for such benefits at April 30, 1998 is estimated to be $632,000.


9. EMPLOYEE STOCK OWNERSHIP PLAN

   The board of directors approved the termination of the Employee Stock Ownership Plan in November 1996. Final distributions and transfers to employees of approximately $1,587,000 were completed as of May 12, 1998.

10. RELATED-PARTY TRANSACTIONS

   The Company leases its warehouse and office facility under an operating lease from Begonia, Inc., in which two stockholders of the Company own a majority interest. The operating lease was renewed March 31, 1998 and expires March 31, 2008. Minimum lease payments were $2,480 through March 31, 1998, and the renewed lease increased the minimum lease payment to $2,830 per month. Rental expense recognized under this lease was $30,110 for the year ended April 30, 1998.

   The Company entered into an agreement with two stockholders dated February 10, 1987 and May 2, 1988 in which the stockholders agreed not to associate directly or indirectly with any business under any name similar to the Company's name, without Company consent, for a period of one year after termination. Further, stockholders agreed not to compete with any competitor of the Company within a 100-mile radius of Wichita, Kansas, for a period of one year after termination.


11. SUBSEQUENT EVENTS (UNAUDITED)

   At April 30, 1998, the Company was the assigned owner and beneficiary of key man life insurance policies held for certain stockholders. The Company recognized cash surrender value on these policies for the year ended April 30, 1998. In May 1998, the policies were canceled, with cash surrender values paid directly to the insured stockholders and treated as a dividend by the Company.

   On June 5, 1998, the Company entered into an agreement with LDS Acquisition Company, a wholly owned subsidiary of Industrial Distribution Group ("IDG"), to effect a merger and reorganization. As a result of the business consolidation, the Company will become a wholly owned subsidiary of IDG. Consideration paid by IDG consisted of approximately 270,583 shares of IDG common stock, approximately $5,000,000 cash, and the assumption of certain liabilities.

               INDUSTRIAL DISTRIBUTION GROUP, INC.


     INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED

                       FINANCIAL INFORMATION


The unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 1998 and for the year ended December 31, 1997 are set forth on the following pages. The unaudited pro forma financial information has been prepared utilizing the historical financial statements of Industrial Distribution Group, Inc. ("IDG") and LD Supply, Inc. ("LDS"). The pro forma financial information also has been prepared to reflect the historical financial data for certain acquisitions made by IDG since the beginning of 1997. In September 1997, IDG completed an initial public offering of its common stock (NYSE: IDG) and, concurrent with the offering, acquired the following nine industrial distribution companies:
Associated Suppliers, Inc., B&J Industrial Supply Company, Cramer Industrial Supplies, Grinding Supplies Company, J.J. Stangel Company, Shearer Industrial Supply Company, Slater Industrial Supply Company, The Distribution Group (formerly known as Industrial Distribution Group, Inc.), and Tri-Star Industrial Supply, Inc. (collectively referred to as the "Founding Companies"). Accordingly, the pro forma financial information gives pro forma effect to the above acquisitions as if they had occurred as of March 31, 1998 for the purposes of the balance sheet and as of January 1, 1997 for the purposes of the statements of operations. Additionally, IDG completed the mergers with Northern Tool & Supply and Continental Air Tools, Inc., d.b.a. Continental-McLaughlin, during the first quarter of 1998 and with Hawley Industrial Supplies, Inc. (collectively referred to as the "Pooled Companies") during the second quarter of 1998. These mergers have been accounted for under the pooling of interests method of accounting and all historical financial information has been restated to give effect to these mergers. The LDS historical financial statements are for the year ended April 30, 1998. They have been recast to a calendar year pro forma presentation as of December 31, 1997.

The acquisition of LDS has been accounted for under the purchase method of accounting. The pro forma financial information has been prepared on such basis of accounting utilizing estimates and assumptions as set forth below and in the notes thereto. The pro forma financial information is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined companies or of the financial position or the results of operations of the combined companies that would have actually occurred had the acquisition been consummated on such date or as of the periods described above. The purchase price allocations reflected in the pro forma financial information have been based on preliminary estimates of the respective fair values of assets and liabilities which may differ from the actual allocations and are subject to revision based on further studies and valuations. Certain amounts in the historical financial statements of LDS have been reclassified to conform to the financial presentation of IDG.


                                     INDUSTRIAL DISTRIBUTION GROUP, INC.


                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                               MARCH 31, 1998

                                                 (Unaudited)

                                               (In Thousands)


                                                   ASSETS


                                                Historical IDG,
                                                as Restated for                 Subtotal
                                                  the Pooled      Historical    Pro Forma     Pro Forma     Pro Forma
                                                   Companies          LDS        Combined     Adjustments    Combined
                                                ---------------   ----------    ---------     -----------   ---------
CURRENT ASSETS:
  Cash and cash equivalents                        $  27,098       $   436      $  27,534     $(5,000)(e)    $ 22,534
  Accounts receivable, net                            41,471         1,592         43,063           0          43,063
  Inventories, net                                    43,492         1,450         44,942           0          44,942
  Prepaid and other current assets                     4,505           454          4,959        (451)(g)       4,508
                                                   ---------       -------      ---------     -------        --------
     Total current assets                            116,566         3,932        120,498      (5,451)        115,047

PROPERTY AND EQUIPMENT, net                           12,158           100         12,258           0          12,258

INTANGIBLE ASSETS, net                                21,433             0         21,433           0          21,433

OTHER ASSETS                                           3,106             0          3,106       6,594           9,700
                                                   ---------       -------      ---------     -------        --------
     Total assets                                  $ 153,263       $ 4,032      $ 157,295     $ 1,143        $158,438
                                                   =========       =======      =========     =======        ========
</TABLE
                               F-12

                                                                    Page 2 of 2


                                    LIABILITIES AND STOCKHOLDERS' EQUITY

                                                Historical IDG,
                                                as Restated for                 Subtotal
                                                  the Pooled      Historical    Pro Forma     Pro Forma     Pro Forma
                                                   Companies          LDS        Combined     Adjustments    Combined
                                                ---------------   ----------    ---------     -----------   ---------
CURRENT LIABILITIES:
  Current portion of long-term debt                $   4,703       $     0      $   4,703     $     0        $  4,703
  Line of credit                                           0           200            200           0             200
  Accounts payable                                    27,756           404         28,160           0          28,160
  Accrued expenses                                     2,351           133          2,484           0           2,484
  Accrued taxes payable                                    0           583            583           0             583
  Other accrued liabilities                            3,360             0          3,360           0           3,360
                                                   ---------       -------      ---------     -------        --------
       Total current liabilities                      38,170         1,320         39,490           0          39,490
                                                   ---------       -------      ---------     -------        --------
LONG-TERM DEBT                                         5,156             0          5,156           0           5,156
                                                   ---------       -------      ---------     -------        --------
OTHER LONG-TERM LIABILITIES                            7,493             0          7,493           0           7,493
                                                   ---------       -------      ---------     -------        --------
DEFERRED TAX LIABILITIES                                 217             0            217           0             217
                                                   ---------       -------      ---------     -------        --------
STOCKHOLDERS' EQUITY:
  Common stock                                            78             3             81           3 (e)          81
                                                                                                   (3)(e)
  Additional paid-in capital                          90,713           139         90,852       4,303 (e)      94,565
                                                                                                 (139)(e)
                                                                                                 (451)(g)
  Retained earnings                                   11,436         2,570         14,006      (2,570)(e)      11,436
                                                   ---------       -------      ---------     -------        --------
       Total stockholders' equity                    102,227         2,712        104,939       1,143         106,082
                                                   ---------       -------      ---------     -------        --------
       Total liabilities and stockholders'
          equity                                   $ 153,263       $ 4,032      $ 157,295     $ 1,143        $158,438
                                                   =========       =======      =========     =======        ========

    See accompanying notes to unaudited pro forma condensed combined financial information.

                          INDUSTRIAL DISTRIBUTION GROUP, INC.


                  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                       FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                      (Unaudited)

                         (In Thousands, Except Per Share Data)

                                                Historical IDG,
                                                as Restated for                 Subtotal
                                                  the Pooled      Historical    Pro Forma     Pro Forma     Pro Forma
                                                   Companies          LDS        Combined     Adjustments    Combined
                                                ---------------   ----------    ---------     -----------   ---------
NET SALES                                         $  89,763          $4,465      $ 94,228       $     0       $94,228

COST OF SALES                                        68,838           3,472        72,310             0        72,310
                                                   --------          ------      --------       -------       -------
   Gross profit                                      20,925             993        21,918             0        21,918

SELLING, GENERAL, AND ADMINISTRATIVE
   EXPENSES                                          18,815             594        19,409           (54)(g)    19,396
                                                                                                     41 (f)
                                                   --------          ------      --------       -------       -------
OPERATING INCOME                                      2,110             399         2,509            13         2,522

INTEREST EXPENSE                                        293               4           297             0           297

INTEREST INCOME                                           0               6             6             0             6

OTHER INCOME, net                                       486               0           486             0           486
                                                   --------          ------      --------       -------       -------
INCOME BEFORE INCOME TAXES                            2,303             401         2,704            13         2,717

PROVISION FOR INCOME TAXES                              927               0           927           160 (h)     1,087
                                                   --------          ------      --------       -------       -------
NET INCOME                                         $  1,376          $  401      $  1,777       $  (147)      $ 1,630
                                                   ========          ======      ========       =======       =======
EARNINGS PER SHARE:
   Basic                                              $.17                                                       $.20
                                                   ========                                                   =======

   Diluted                                            $.17                                                       $.20
                                                   ========                                                   =======
WEIGHTED AVERAGE SHARES:
   Basic                                          7,894,585                                     270,583 (e) 8,165,168
                                                  =========                                     =======     =========

   Diluted                                        7,954,541                                     270,583 (e) 8,225,124
                                                  =========                                     =======     =========

     See accompanying notes to unaudited pro forma condensed combined financial information.

                                         INDUSTRIAL DISTRIBUTION GROUP, INC.

                                 PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                         FOR THE YEAR ENDED DECEMBER 31, 1997

                                                     (Unaudited)

                                        (In Thousands, Except Per Share Data)

                                                                      Founding
                                                   Historical IDG     Companies
                                                  as Restated for      Through                 Subtotal
                                                     the Pooled      September 23, Historical  Pro Forma   Pro Forma    Pro Forma
                                                      Companies          1997          LDS     Combined   Adjustments   Combined
                                                  ---------------    ------------- ----------  ---------- -----------   ---------
NET SALES                                              $153,218         $178,951      $16,037   $348,206   $      0      $348,206

COST OF SALES                                           117,726          138,051       12,378    268,155          0       268,155
                                                       --------         --------      -------   --------   --------      --------
   Gross profit                                          35,492           40,900        3,659     80,051          0        80,051

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES            31,595           36,902        2,950     71,447         28 (g)    70,879


                                                                                                             (1,150) (d)
                                                                                                                389 (a)
                                                                                                                165 (f)
                                                       --------         --------      -------   --------   --------      --------
OPERATING INCOME                                          3,897            3,998          709      8,604        568         9,172

INTEREST EXPENSE                                            966            2,020           12      2,998     (1,775) (b)    1,223

INTEREST INCOME                                             461                0           51        512          0           512

OTHER INCOME, net                                           178              177            0        355          0           355
                                                       --------         --------      -------   --------   --------      --------
INCOME FROM OPERATIONS, before income taxes               3,570            2,155          748      6,473      2,343         8,816

PROVISION FOR INCOME TAXES                                1,254              854            0      2,108        331 (h)     3,637
                                                                                                              1,198 (c)
                                                       --------         --------      -------   --------   --------      --------
NET INCOME BEFORE EXTRAORDINARY ITEM                      2,316            1,301          748      4,365        814         5,179
                                                       --------         --------      -------   --------   --------      --------
EXTRAORDINARY ITEM DUE TO CHANGE FROM LIFO, net of tax        0                0           79         79        (79) (i)        0
                                                       --------         --------      -------   --------   --------      --------
NET INCOME                                             $  2,316         $  1,301      $   827   $  4,444   $    735      $  5,179
                                                       ========         ========      =======   ========   ========      ========
EARNINGS PER SHARE:
   Basic                                                   $.71                                                             $1.47
                                                       ========                                                          ========
   Diluted                                                 $.71                                                             $1.46
                                                       ========                                                          ========
WEIGHTED AVERAGE SHARES:
   Basic                                              3,258,555                                             270,583 (e) 3,529,138
                                                      =========                                             =========== =========
   Diluted                                            3,282,927                                             270,583 (e) 3,553,510
                                                      =========                                             =========== =========

      See accompanying notes to unaudited pro forma condensed combined financial information.

               INDUSTRIAL DISTRIBUTION GROUP, INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

                      FINANCIAL INFORMATION


On June 5, 1998, IDG completed the acquisition of all of the outstanding capital stock of LDS. LDS is a distributor that provides procurement solutions, products, and services to industrial users that have maintenance, repair, operating, and production supply requirements. Consideration paid by IDG consisted of 270,583 shares of IDG common stock, $5,000,032 in cash, and the assumption of certain liabilities.

The acquisition of LDS was accounted for under the purchase method of accounting, applying the provisions of Accounting Principles Board ("APB") Opinion No. 16, and as a result, IDG recorded the assets and liabilities of LDS at their estimated fair values, with the excess of the purchase price over this amount being recorded as goodwill. The total amount of goodwill was approximately $6,594,000, which includes acquisition costs of $73,000.

Pro Forma Adjustments

(a) Records the amortization of goodwill over a 40-year period and other intangible assets over a 13-year period for the Founding Companies on a straight-line basis.

(b) Eliminates interest expense from line of credit of the Founding Companies, which was paid from the proceeds of the acquisition.

(c)  Records the tax provision for the Founding Companies using
     IDG's effective rate.

(d) Eliminates the one-time compensation expense related to purchases of common stock in relation to the acquisition.

(e) Records the preliminary estimate of goodwill, common stock issued, and cash paid in relation to the acquisition, and eliminates the stockholders' equity of LDS.

(f) Records the amortization of goodwill related to LDS over a 40-year period on a straight-line basis.

(g) Eliminates the assets and income and expense related to assets not acquired in the purchase.

(h) Records the tax provision based on the taxable income of LDS using IDG's effective rate.

(i) Eliminates the extraordinary item related to change from last-in, first-out inventory method.



                             SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        INDUSTRIAL DISTRIBUTION GROUP, INC.



                                        By:  /s/ Jack P. Healey
                                            Jack P. Healey
                                            Senior Vice President and Chief
                                            Financial Officer


                                        8/18/98
                                        ------------------
                                        Date